                                                                    EXHIBIT 23.1



                              Accountants' Consent




The Board of Directors
Antigenics Inc.:

We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the proxy statement/prospectus and registration statement.

                                    /s/ KPMG LLP

Short Hills, New Jersey
September 18, 2000